UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

(AMENDMENT NO.  )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Nxt-ID, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXPLANATORY NOTE

On October 14, 2021, Nxt-ID, Inc. (the “Company”) initiated a Google Paid Search advertisement campaign (“Google Ads Campaign”) to encourage the Company’s stockholders to vote on the proposals included in the Definitive Proxy Statement that the Company filed with the Securities and Exchange Commission (“SEC”) on September 17, 2021 (the “Definitive Proxy Statement”).

The information included in the Google Ads Campaign supplements the Definitive Proxy Statement and the Definitive Additional Materials filed with the SEC on September 21, 2021, September 27, 2021, September 29, 2021, September 30, 2021, October 1, 2021, October 4, 2021, October 5, 2021, October 6, 2021, October 7, 2021, October 8, 2021, October 12, 2021, October 13, 2021 and October 14, 2021.

Below is a copy of the information contained in the Google Ads Campaign:

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Note: Notwithstanding the foregoing or anything to the contrary contained herein, as a precaution due to the outbreak of the coronavirus (COVID-19), the Company is planning for the possibility that there may be limitations on attending the Special Meeting in person, or the Company may decide to hold the Special Meeting on a different date, at a different location or by means of remote communication (i.e., a “virtual meeting”).